Exhibit 10.1

TENTH AMENDMENT AGREEMENT

This Tenth Amendment Agreement (this “Tenth Amendment”) is made and entered into effective as of March 25, 2021 (the “Effective Date”), by and between AMERICAN SHARED RADIOSURGERY SERVICES (“ASRS”) and GKV INVESTMENTS, INC. (“GKV”).

WHEREAS, ASRS and GKV are parties to that certain Operating Agreement for GK Financing, LLC dated as of October 17, 1995, as amended by nine amendments thereto (as amended, the “Operating Agreement”):

WHEREAS, ARS and GKV desire to further amend the Operating Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings as set forth in the Operating Agreement.

2.  Amendments.

A. The following paragraph is hereby added to the Operating Agreement as a new Paragraph 2.15.

2.15	PLEDGE OF MEMBERSHIP INTERESTS

Any provision to the contrary contained in this Agreement, the Articles or any agreement to which the Company, the Policy Committee or the Manager is a party or otherwise bound notwithstanding, the Membership Interests (for purposes hereof, Membership Interests shall be deemed to be inclusive of “membership interests” and “transferable interests” under the California Revised Uniform Limited Liability Company Act) issued hereunder or covered hereby and all associated rights and powers may be pledged or assigned to any lender or lenders (or an agent therefor) as collateral for the indebtedness, liabilities and obligations of the Company and/or any of its subsidiaries or affiliates to such lender or lenders, and any such pledged or assigned membership interests and all associated rights and powers shall be subject to such lender’s or lenders’ rights under any collateral documentation governing or pertaining to such pledge or assignment. This Paragraph 2.15 shall not be amended or otherwise modified without the prior written consent of the lenders (or any representative thereof) to which the Membership Interests have been pledged as collateral.

B. The following paragraph is hereby added to the Operating Agreement as a new Paragraph 2.16.

2.16	UCC ARTICLE 8 OPT-IN

Any provision to the contrary contained in this Agreement notwithstanding, the Membership Interests of the Company issued hereunder or covered “are “securities” governed by Article 8 of the Uniform Commercial Code as in effect from time to time in the State of California. Certificates evidencing all such Membership Interests shall be issued by the Company. The Member may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost or destroyed. Upon surrender to the Company or the transfer agent of the Company of a certificate representing Membership Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction shall be recorded upon the books of the Company. This Paragraph 2.16 shall not be amended or otherwise modified without the prior written consent of the lenders (or any representative thereof) to which the Membership Interests have been pledged as collateral.

C. Paragraph 3.2.D. of the Operating Agreement is hereby amended by adding the following sentence to Paragraph 3.2.D. at the end of the paragraph:

The Manager shall promptly provide all Members a copy of any and all notices from lenders (or any representative thereof) of a default, potential default or an event of default occurring under the applicable loan agreement.

D. Paragraph 9.1 of the Operating Agreement is hereby amended by deleting the language in subparagraph (i) (which relates to the dissolution of the Company upon the expiration of the period fixed for the duration of the Company term as stated in its Articles) therefrom in its entirety and replacing it with “[Reserved]”.

3.  Counterparts. This Tenth Amendment may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective on the Effective Date.

4.  Full Force and Effect. Except as explicitly amended by this Tenth Amendment, the provisions of the Operating Agreement shall remain unchanged and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the date first above written.

AMERICAN SHARED RADIOSURGERY SERVICES

By:	/s/ Craig Tagawa
Name:	Craig Tagawa
Title:	Chief Financial Officer

GKV INVESTMENTS, INC.

By:	/s/ Larry Biscotti
Name:	Larry Biscotti
Title:	Executive Vice President

[Signature Page to Tenth Amendment]